UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: February 25, 2010
(Date of earliest event reported)
IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
630 Dundee Road
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
Item 9.01 — Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-10.1
EX-10.2
EX-99.1

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
(b)	Retirement of John McMurray
IDEX Corporation (“IDEX”) announced on February 25, 2010, that Mr. John McMurray, Vice President, Group Executive Process Technology will be retiring in April, 2011. Mr. McMurray will remain a corporate officer through his retirement with responsibilities for operational excellence, supply chain and environment, health and safety through his retirement date.
(e)	Dominic Romeo Employment Agreement
Effective March 1, 2010, Mr. Dominic A. Romeo, Vice President and Chief Financial Officer entered into an employment agreement, pursuant to which his employment as Chief Financial Officer of IDEX will continue through February 29, 2012, and then for one additional year thereafter, unless either party gives twelve months notice of intent not to extend the agreement. Pursuant to the employment agreement Mr. Romeo will be eligible for the following benefits:
•	Base salary of $450,000 which may be increased, but not decreased;

•	Annual target bonus of 70% of base salary; and

•	Long-term incentive awards and participation in all other executive benefit plans and perquisites.
In the event Mr. Romeo’s employment is terminated without cause prior to a change in control, he will be entitled for the remainder of the then current term of employment (through February 29, 2012 if terminated prior to then and for remainder of the one year renewal, if terminated after February 29, 2012) to the following in addition to accrued and unpaid salary and vacation:
•	Continued base salary;

•	A target bonus;

•	Continued eligibility to vest in and exercise equity compensation previously granted; and

•	18 months of continued medical coverage on substantially the same terms of his coverage prior to termination.
In the event Mr. Romeo’s employment is terminated without cause following a change in control, he will be entitled to the following in addition to any earned but unpaid salary, bonus or vacation:
•	Lump sum payment equal to 200% of the sum of his base salary and his target annual bonus;

•	Immediate vesting in equity compensation previously granted;

•	18 months of continued medical coverage on substantially the same terms of his coverage prior to termination; and

•	Outplacement services in accordance with IDEX’s normal practices for senior executives.
All severance is subject to Mr. Romeo’s compliance with his non-compete and confidential information covenants, his execution of a general release of claims and his resignation from all offices. Mr. Romeo also agreed not to compete with IDEX during the term of employment and for a period of twelve months thereafter.
               Management Incentive Compensation Plan for Key Employees
On February 23, 2010, the Compensation Committee of the Board of Directors of IDEX amended and restated the Management Incentive Compensation Plan for Key Employees (the “MICP”) to eliminate the pre-set weightings between the internally assessed business unit product innovation objective and the behavioral objectives. Previously, the internally assessed business unit product innovation objective carried a10% specified weighting and the behavioral objectives carried a 25% weighting. Under the amended and restated MICP, 35% of an executive’s bonus will be determined based on less than five internally-assessed qualitative/quantitative measures set each year which may be selected from the list of such criteria set forth in the MICP, which remain unchanged from prior years, or such other criteria as the Compensation Committee may select. The remaining 65% of the bonus is dependent upon satisfaction of the objective performance criteria selected by the Compensation Committee from criteria listed in the MICP which remain unchanged. The Compensation Committee may establish minimum standards for award payouts under the MICP.

Item 9.01 — Financial Statements and Exhibits.

Exhibits

10.1	Employment Agreement dated as of March 1, 2010 by and between IDEX Service Corporation and Dominic A. Romeo.

10.2	Revised and Restated IDEX Corporation Management Incentive Compensation Plan for Key Employees, effective as of January 1, 2010

99.1	Press Release dated February 25, 2010, issued by IDEX Corporation
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION
By:	/s/ Dominic A. Romeo
Dominic A. Romeo
Vice President and Chief Financial Officer
March 1, 2010

Exhibit Index

Exhibit
Number	Description
10.1	Employment Agreement dated as of March 1, 2010 by and between IDEX Service Corporation and Dominic A. Romeo.

10.2	Revised and Restated IDEX Corporation Management Incentive Compensation Plan for Key Employees, effective as of January 1, 2010

99.1	Press Release dated February 25, 2010, issued by IDEX Corporation